                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: September 4, 2002
                        (Date of earliest event reported)


                                  GAINSCO, INC.
             (Exact name of registrant as specified in its charter)


           TEXAS                       001-09828                 75-1617013
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


                1445 ROSS AVENUE, SUITE 5300, DALLAS, TEXAS 75202
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (214) 647-0415

ITEM 5. OTHER EVENTS.

         On September 4, 2002, Hugh M. Balloch, a Principal with Goff Moore Strategic Partners, L.P. ("GMSP"), was elected as a director of the Company to fill one of the two director positions to be held by representatives designated by GMSP pursuant to a Securities Purchase Agreement dated June 29, 1999 with the Company. Mr. Balloch replaces J. Randall Chappel, who resigned from the Board for personal reasons and who had previously filled one of the two GMSP-designated Director positions. Mr. Balloch is a principal at GMSP based in the firm's Greenwich, Connecticut office. His primary responsibilities include management of the firm's investments in and administration of two opportunity funds: G2 Opportunity Fund, LP and G3 Strategic Partners LP and related public financings. The funds are co-managed with GMAC Institutional Advisors and specialize in the acquisition, finance and management of portfolios of commercial mortgage backed securities rated below investment grade. In addition, Mr. Balloch is a director of OpenConnect Systems, Inc.



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         Mr. Balloch joined GMSP in January 1999 from Chase Manhattan Bank where he was most recently Managing Director in charge of Portfolio Liquidation. Prior to the merger with Chemical Bank, from 1991 through 1996, Mr. Balloch was the executive in charge of Chase's real estate investment banking group and led the establishment of Chase's CMBS origination effort.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         No financial statements or pro forma financial statements are required to be filed as a part of this Report. The following is a list of exhibits filed as part of this Current Report on Form 8-K:

EXHIBITS
EXHIBIT NO.

99.3 Press Release by the Registrant dated September 5, 2002 announcing the election of Hugh M. Balloch as a Director of the Registrant and the resignation of J. Randall Chappel as a Director of the Registrant(1)

                  (1)      Filed herewith.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GAINSCO, INC.



                                       BY: /s/ GLENN W. ANDERSON


                                       -------------------------------
                                       Glenn W. Anderson, President and
                                       Chief Executive Officer


DATED: September 5, 2002



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                                  GAINSCO, INC.

                                  EXHIBIT INDEX

EXHIBIT
EXHIBIT NO.
99.3 Press Release by the Registrant dated September 5, 2002 announcing the election of Hugh M. Balloch as a Director of the Registrant and the resignation of J. Randall Chappel as a Director of the Registrant(1)

                  (1)      Filed herewith.



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